EXHIBIT 10.17

SIXTH AMENDMENT & RENEWAL OF OFFICE BUILDING LEASE AGREEMENT

THIS SIXTH AMENDMENT & RENEWAL OF OFFICE BUILDING LEASE AGREEMENT (the “Sixth Amendment”) is made and entered into by and between TA/SUGAR CREEK PLACE, LTD. (the “Landlord”) and NEON SYSTEMS, INC. (the “Tenant”).

Landlord and Tenant hereby agree as follows:

1.             Tenant and Landlord’s predecessor, Turner Adreac, L.C., entered into that certain Lease Agreement dated October 23, 1997, for the Leased Premises in Landlord’s Building located at 14100 Southwest Freeway in Sugar Land, Fort Bend County, Texas, which Lease Agreement has been subsequently amended by those certain First, Second, Third, Fourth and Fifth Amendments of Office Building Lease Agreement dated, respectively, July 30, 1998, March 9, 1999, May 10, 1999, November 1, 1999, and January 16, 2001 (the “Lease”).

2.             Landlord and Tenant have agreed to amend and extend the Lease as herein provided. Except as herein amended, the Lease shall continue in full force and effect as written. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings and shall be defined as set out in the Lease.

3.             The Leased Premises now consist of (i) Twenty-Five Thousand Eight Hundred Fourteen (25,814) square feet of Net Rentable Area located on the 4th floor of the Building (the “4th Floor Space”) and (ii) Twenty-Five Thousand Nine Hundred Eighteen (25,918) square feet of Net Rentable Area located on the 5th floor of the Building (the “5th Floor Space”), both as illustrated on Amended Exhibit “B” attached hereto.

Contemporaneous with the execution of this Sixth Amendment, Landlord has leased to Skunkware, Inc., with Tenant’s consent and approval, Thirteen Thousand One Hundred Ninety-Eight (13,918) square feet of Net Rentable Area of the 4th Floor Space, as illustrated on Amended Exhibit “B” attached hereto, which lease is to commence upon the completion of construction of certain tenant improvements estimated to be completed on or before November 30, 2004, all as provided in and pursuant to said lease (the “commencement date of the Skunkware, Inc. lease. Tenant shall be relieved of its obligation to pay Rent for, and the Leased Premises under the Lease shall be reduced by, such Thirteen Thousand One Hundred Ninety-Eight (13,198) square feet of Net Rentable Area of the 4th Floor Space which has or may hereafter accrue and become due with respect thereto as now provided in the Lease.

Further, Tenant shall be relieved of its obligation to pay Rent for, and the Leased Premises under the Lease shall be reduced by, those portions, if any, of (i) the remaining Twelve Thousand Six Hundred Sixteen (12,616) square feet of Net Rentable Area of the 4th Floor Space (the portion of the 4th Floor Space that is not covered by the Skunkware, Inc. lease described above), and (ii) the Six Thousand Five Hundred Fifty-Five (6,555) square feet of Net Rentable Area of the 5th Floor Area illustrated on Amended Exhibit “B” attached hereto, which are relet by Landlord effective if, as, when and to the extent Rent has begun to accrue under the terms of any such reletting by Landlord of such areas or portions thereof. Tenant agrees and consents to any such reletting by Landlord of all or any part(s) of such areas within the Leased Premises. Provided, however, that the Leased Premises under the Lease shall be reduced by, and Tenant shall be relieved of any obligation to pay Rent which accrues with respect to such Twelve Thousand Six Hundred Sixteen (12,616) square feet of Net Rentable Area of the 4th Floor Space and with respect to such Six Thousand Five Hundred Fifty-Five (6,555) square feet of Net Rentable Area of the 5th Floor Area, effective from and after November 30, 2004. Until such time or times, Tenant agrees to continue to pay all Rent as to such Twelve Thousand Six Hundred Sixteen (12,616) square feet of Net Rentable Area of the 4th Floor Space and as to such Six Thousand Five Hundred Fifty-Five (6,555) square feet of Net Rentable Area of the 5th Floor Area which has or may hereafter accrue and become due with respect thereto as now provided in the Lease. Tenant acknowledges and agrees that any such reletting by Landlord is solely an accommodation to Tenant. In no event or circumstance shall Landlord be obligated to achieve or complete any such reletting and Tenant’s obligations to pay Rent and/or perform any obligation under the Lease shall not be affected or diminished by whether such reletting is in fact achieved by Landlord or not, for any reason.

The Term of Tenant’s lease of the remaining Nineteen Thousand Three Hundred Sixty-Three (19,363) square feet of Net Rentable Area of the 5th Floor Space as illustrated on Amended Exhibit “B” attached hereto is hereby extended for an additional sixty (60) months so as to continue through March 31, 2010, and to expire and terminate effective as of 12:01 A.M. on April 1, 2010. Effective as of April 1, 2005, and continuing through said March 31, 2010, Annual Base Rental as to such Nineteen Thousand Three Hundred Sixty-Three (19,363) square feet of Net Rentable Area of the 5th Floor Space shall accrue and be payable by Tenant to Landlord at the rate of Twenty-Two and No/100 Dollars ($22.00) per square foot per year, so as to total $425,986.00 per year, and be due and payable in the amount of $35,498.83 on the first day of each month during such extended Term. Until said April 1, 2005, Tenant agrees to continue to pay all Rent as to such Nineteen Thousand Three Hundred Sixty-Three (19,363) square feet of Net Rentable Area of the 5th Floor Space which has or may hereafter accrue and become due with respect thereto as now provided in the Lease.

4.             The definitions of the following terms (pursuant to Section 1.01 of the Lease) are hereby amended to be and read as follows:

Landlord:               TA/Sugar Creek Place, Ltd., a Texas limited partnership

Base Rental:          See Paragraph 3 of this Sixth Amendment above.

Base Year:             1999; except that for calculation of Tenant’s Additional Rental for all years after 2004, the Base Year shall be 2005.

Landlord’s Address for Notices:

TA/Sugar Creek Place, Ltd.

322 Julie Rivers Dr.

Sugar Land, Texas   77478

with a copy to:

Dwight Donaldson, Attorney at Law

10497 Town & Country Way, Suite 855

Houston, Texas   77024

Leased Premises:      See Paragraph 3 of this Sixth Amendment above.

Minimum Leased Premises Net Rentable Area:              Deleted by this Sixth Amendment.

Tenant’s Address for Notices:  Until Tenant occupies the Leased Premises, after which time Tenant’s address for notices will be the Leased Premises, the address for notices to Tenant is:

Neon Systems, Inc.

14100 Southwest Freeway, Suite 500

Sugar Land, Texas  77478

Attn:  Brian D. Helman, Chief Financial Officer

Termination Date:  See Paragraph 3 of this Sixth Amendment above.

5.             Tenant Improvements.  Except as to the modifications to the Leased Premises described in Amended Exhibit “C” to the Lease, which Landlord agrees to construct at Landlord’s cost and expense, in a good and workmanlike manner in accordance with good industry practice, on or before September 1, 2004, Tenant acknowledges and agrees that Landlord has previously fulfilled and completed all of Landlord’s obligations for construction of the Building, the Garage, the Common Areas, the Initial Tenant Improvements and the Leased Premises as referred to in, required by and pursuant to Sections 23.17 or 23.18, Exhibits “C” or “J” and all various other provisions of the Lease. Further, Tenant knows of no event or condition, nor any act or failure to act by Landlord, which would constitute, with the giving of notice, the passage of time or cure period or otherwise, a default by Landlord under the Lease.

Tenant acknowledges and agrees that the elevator, bathroom, stair and other service areas on the 5th floor of the Building will be renovated by Landlord to provide On-Floor Common Areas for the use of all 5th floor tenants and their invitees, similar to other On-Floor Common Areas in the Building. Tenant shall vacate and remove its signage from all such areas.

6.             Disclaimer.  THE LEASED PREMISES ARE HEREBY LEASED “AS IS” “WHERE IS”, WITH ALL FAULTS AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS SIXTH AMENDMENT, LANDLORD, AND ITS SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, SHAREHOLDERS, PRINCIPALS, TRUSTEES, OWNERS,

EMPLOYEES, AGENTS, ATTORNEYS, CORPORATE PARENTS, MEMBERS, SUBSIDIARIES, PARTNERS, CONTRACTORS AND ALL RELATED AND AFFILIATED PERSONS AND ENTITIES (LANDLORD AND ITS RELATED PARTIES BEING HEREINAFTER COLLECTIVELY REFERRED TO AS THE “LANDLORD RELATED PARTIES”) MAKE NO WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE LEASED PREMISES OR ITS CONDITION. EXCEPT AS EXPRESSLY SET FORTH IN THIS SIXTH AMENDMENT, NO WARRANTY OR REPRESENTATION OF MATERIALS, WORKMANSHIP OR EQUIPMENT HAS BEEN MADE OR IS EXPRESSED OR IMPLIED BY THIS SIXTH AMENDMENT. LANDLORD AND THE LANDLORD RELATED PARTIES EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES OF HABITABILITY, GOOD AND WORKMANLIKE CONSTRUCTION, SUITABILITY, DESIGN OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, EXCEPT THOSE WARRANTIES EXPRESSLY SET FORTH IN THIS SIXTH AMENDMENT, AND EXPRESSLY DISCLAIM ANY WARRANTY WITH RESPECT THERETO. EXCEPT AS EXPRESSLY SET FORTH IN THIS SIXTH AMENDMENT, TENANT IS NOT RELYING ON ANY REPRESENTATIONS MADE BY LANDLORD OR ANY OTHER PARTY.

7.                                       Exhibits “H” and “J” are hereby deleted from the Lease.

8.                                       Right of Refusal.  In addition to the foregoing, Tenant is hereby granted a right of refusal to lease additional space on the fourth floors of the Building, which and if such space shall become available (the “Refusal Space”), subject to the superior and prior rights granted to Fairfield Industries Incorporated and its successors and assigns (“Fairfield”) pursuant to Fairfield’s lease of portions of the Building.  Within a reasonable period of time from the date upon which Landlord shall become aware of a bona fide offer that is acceptable to Landlord to lease any portion of the Refusal Space (other than an offer by Tenant), Landlord shall advise Tenant of said offer and of the identity of the third-party prospect and the material business terms of the offer.  Within five (5) business days after Tenant has received such information from Landlord, Tenant may, at its option, give Landlord written notice of the exercise of its first right of refusal.  If Tenant exercises its right of refusal under this provision, Tenant shall be entitled to take possession of said Refusal space, which shall become part of the Leases Premises and subject to the terms of this Lease, effective upon the same terms and conditions as to that of the offer which Landlord had provided notice of the terms and conditions of to Tenant.

If Tenant fails to timely provide Landlord with notice of its election to lease the Refusal Space within said five (5) business days, all rights and options of Tenant as to the Expansion Option Area shall immediately and permanently cease, terminate and expire automatically without further notice, provided the Landlord leases the Expansion Option Are to the third party substantially on the same terms and conditions in the bona fide offer.

Tenant recognizes and agrees that the right of refusal herein granted is second, subordinate and inferior to the rights previously granted by Landlord to Fairfield pursuant to

Fairfield’s lease of portions of the Building.  In the event Fairfield exercises any such rights, the right of refusal herein granted to Tenant shall immediately and permanently cease, terminate and expire automatically without further notice as to any such space by Fairfield.

Executed by Landlord and Tenant effective as of this 20th day of October, 2004.

Landlord:		Tenant:
TA/SUGAR CREEK PLACE, LTD.		NEON SYSTEMS, INC.
a Texas limited partnership		a Delaware corporation
By its General Partner:
Turner Adreac Management, L.C.
a Texas limited liability company

By:	/s/ Michael Van	By:	/s/ Brian D. Helman
Name:	Michael Van	Name:	Brian D. Helman
Title:	Chief Operating Officer	Title:	Chief Financial Officer

6th Amendment - Neon Systems, Inc.